PRESS RELEASE

Global Payments Reports First Quarter 2020 Results

ATLANTA, May 6, 2020 -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2020.
"We entered 2020 with our business as healthy as it had ever been in the decade since I have been at Global Payments," said Jeff Sloan, Chief Executive Officer. "In the first quarter, our focus on execution enabled us to meaningfully expand operating margins and grow adjusted earnings per share in the high teens despite the impact of COVID-19, highlighting the importance of scale in payments. We are very grateful to our team members around the world who have continued to provide excellent support to our customers and the communities in which we live and work during this difficult time.”
Sloan continued, "We are delighted that Truist Financial Corporation has selected Global Payments to be its provider of issuer processing services for its combined business. Truist is the sixth largest commercial bank in the United States, serving approximately twelve million consumer households and a full range of business clients with leading market share in many of the most attractive, high growth markets in the country. Truist’s strategy to transform its payments businesses via technology aligns perfectly with our TSYS issuer business and provides further validation of our market leading technologies, products and services and the quality and competitiveness of our team members. We could not be more pleased to welcome Truist to the Global Payments family of partners and launch our new services in the future."

First Quarter 2020 Summary

•	GAAP revenues were $1.904 billion, compared to $883 million in the first quarter of 2019; diluted earnings per share were $0.48 compared to $0.71 in the prior year; and operating margin was 12.8%.

•	Adjusted net revenue grew to $1.729 billion, compared to $1.725 billion in the first quarter of 2019 on a combined basis.

•	Adjusted earnings per share grew 18% to $1.58, compared to $1.34 in the first quarter of 2019.

•	Adjusted operating margin of 39.0% expanded 300 basis points on a combined basis.

Business Update
“We continue to prioritize the health and well-being of our team members, while also supporting our customers and safeguarding our business during this challenging time. With the vast majority of our nearly 24,000 people worldwide working from home since mid-March, I am pleased our business has continued to operate normally,” stated Cameron Bready, President and Chief Operating Officer. “We delivered significant new competitive wins in the quarter, and we remain on track to achieve at least $125 million in annual run-rate revenue synergies and at least $350 million in annual run-rate expense synergies from our transformational merger with TSYS, providing further evidence that the execution of our pure play payments strategy remains strong.”
Bready continued, “In addition to our existing expense synergy plan related to the merger, we have implemented cost initiatives that we expect to deliver at least an incremental $400 million of savings over the next 12 months. While we saw early signs of economic stabilization in April, these additional efforts are intended to best position Global Payments to emerge from this crisis in the same strong position with which we entered it.”

Financial Highlights
“We delivered better financial performance in the first quarter than we anticipated when we previewed our preliminary results in early April driven by the strength and momentum we experienced ahead of the crisis,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “We have already implemented significant incremental expense management initiatives to bolster our earnings and cash flows, which together with our strong investment grade balance sheet and liquidity position provides our business with financial flexibility to navigate through this challenging time.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.195 per share payable June 26, 2020 to shareholders of record as of June 12, 2020.

Conference Call
Global Payments’ management will host a conference call today, May 6, 2020, at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share information determined in accordance with GAAP by providing these measures, and other measures with certain adjustments (such measures being non-GAAP financial measures) on an adjusted basis in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading pure play payments technology company delivering innovative software and services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to operate their businesses more efficiently across a variety of channels around the world.
Headquartered in Georgia with nearly 24,000 employees worldwide, Global Payments is a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpaymentsinc.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Furthermore, any estimates of our financial results for April are subject to quarter-end financial and accounting procedures. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about the effects of the global pandemic on our business, including estimates of the effects of the pandemic on our revenues and financial operating results, the effects of actions taken by us in response to the pandemic, statements about our estimated results for April, statements about the anticipated benefits of the merger with TSYS, including our future financial and operating results, the combined company’s plans, objectives, expectations and intentions, statements about our expected financial and operating results, projected future growth of business, and other statements that are not historical facts. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects and duration of global economic, political, market, health and social events or other conditions, including the effects and duration of the global pandemic; regulatory measures or voluntary actions, including social distancing, shelter-in-place orders, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the global pandemic; management’s assumptions and projections used in their estimates of the timing and severity of the effects of the global pandemic on our future revenues and results of operations; our ability to meet our liquidity needs in light of the effects of the global pandemic; the outcome of any legal proceedings that may be instituted against Global Payments or its or TSYS’ current or former directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the merger or integration that will harm our business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the merger, including as it relates to the businesses’ ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which we operate; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that we file with the SEC, which are available at http://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019	% Change

Revenues	$1,903,598	$883,039	115.6%

Operating expenses:
Cost of service	933,871	305,230	206.0%
Selling, general and administrative	725,748	378,317	91.8%
	1,659,619	683,547	142.8%

Operating income	243,979	199,492	22.3%

Interest and other income	2,506	2,934	(14.6)%
Interest and other expense	(92,644)	(59,081)	56.8%
	(90,138)	(56,147)	60.5%

Income before income taxes and equity in income of equity method investments	153,841	143,345	7.3%
Income tax expense	(15,502)	(24,140)	(35.8)%
Income before equity in income of equity method investments	138,339	119,205	16.1%
Equity in income of equity method investments, net of tax	12,269	—	nm
Net income	150,608	119,205	26.3%
Net income attributable to noncontrolling interests, net of income tax	(7,033)	(6,864)	2.5%
Net income attributable to Global Payments	$143,575	$112,341	27.8%

Earnings per share attributable to Global Payments:
Basic	$0.48	$0.71	(32.4)%
Diluted	$0.48	$0.71	(32.4)%

Weighted-average number of shares outstanding:
Basic	299,388	157,519
Diluted	300,838	158,018

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019	% Change

Adjusted net revenue	$1,728,851	$833,063	107.5%

Adjusted operating income	$674,708	$328,632	105.3%

Adjusted net income attributable to Global Payments	$473,847	$212,098	123.4%

Adjusted diluted earnings per share attributable to Global Payments	$1.58	$1.34	17.9%

Non-GAAP Information with 2019 on Combined Basis(1):

Adjusted net revenue(1)	$1,728,851	$1,725,114	0.2%

Adjusted operating income(1)	$674,708	$621,283	8.6%

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(1)
The non-GAAP information for 2019 is presented on a combined basis and includes TSYS results for Q1 2019 determined in accordance with GAAP applied by TSYS and presented with Global Payments' adjustments to revenue and operating income.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items, such as unusual, direct and discrete costs due to the global pandemic, specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2020		March 31, 2019		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP(1)	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,215,269	$1,101,344	$877,783	$1,082,544	38.4%	1.7%
Issuer Solutions	503,762	441,986	5,256	438,730	nm	0.7%
Business and Consumer Solutions	203,946	203,946	—	219,178	nm	(6.9)%
Intersegment Elimination	(19,379)	(18,425)	—	(15,338)	nm	(20.1)%
	$1,903,598	$1,728,851	$883,039	$1,725,114	115.6%	0.2%

Operating income:
Merchant Solutions	$304,153	$500,425	$238,129	$472,238	27.7%	6.0%
Issuer Solutions	59,304	174,678	3,439	154,460	nm	13.1%
Business and Consumer Solutions	31,112	52,486	—	57,759	nm	(9.1)%
Corporate	(150,590)	(52,881)	(42,076)	(63,174)	nm	16.3%
	$243,979	$674,708	$199,492	$621,283	22.3%	8.6%

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nm - not meaningful

(1)
The non-GAAP information for 2019 is presented on a combined basis and includes TSYS results for Q1 2019 determined in accordance with GAAP applied by TSYS and presented with Global Payments' adjustments to revenue and operating income and segment reporting structure.

See Schedules 6 and 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 2 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$1,800,061	$1,678,273
Accounts receivable, net	799,798	895,232
Settlement processing assets	1,046,288	1,353,778
Prepaid expenses and other current assets	423,523	439,165
Total current assets	4,069,670	4,366,448
Goodwill	23,662,373	23,759,740
Other intangible assets, net	12,814,791	13,154,655
Property and equipment, net	1,441,910	1,382,802
Deferred income taxes	6,778	6,292
Other noncurrent assets	1,854,076	1,810,225
Total assets	$43,849,598	$44,480,162

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$375,182	$463,237
Current portion of long-term debt	70,551	35,137
Accounts payable and accrued liabilities	1,636,823	1,822,166
Settlement processing obligations	953,723	1,258,806
Total current liabilities	3,036,279	3,579,346
Long-term debt	9,636,076	9,090,364
Deferred income taxes	3,024,409	3,145,641
Other noncurrent liabilities	632,401	609,822
Total liabilities	16,329,165	16,425,173
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at March 31, 2020 and December 31, 2019; 299,010,257 issued and outstanding at March 31, 2020 and 300,225,590 issued and outstanding at December 31, 2019	—	—
Paid-in capital	25,525,184	25,833,307
Retained earnings	2,335,407	2,333,011
Accumulated other comprehensive loss	(539,780)	(310,571)
Total Global Payments shareholders’ equity	27,320,811	27,855,747
Noncontrolling interests	199,622	199,242
Total equity	27,520,433	28,054,989
Total liabilities and equity	$43,849,598	$44,480,162

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2020	March 31, 2019

Cash flows from operating activities:
Net income	$150,608	$119,205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	83,573	41,155
Amortization of acquired intangibles	314,245	107,475
Amortization of capitalized contract costs	18,738	15,847
Share-based compensation expense	27,822	11,418
Provision for operating losses and bad debts	37,629	12,709
Noncash lease expense	25,924	8,976
Deferred income taxes	(47,957)	(5,774)
Other, net	(11,757)	67
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	47,624	(36,493)
Settlement processing assets and obligations, net	12,966	118,347
Prepaid expenses and other assets	(53,540)	(76,740)
Accounts payable and other liabilities	(169,301)	(86,463)
Net cash provided by operating activities	436,574	229,729
Cash flows from investing activities:
Acquisitions, net of cash acquired	(67,196)	(74,830)
Capital expenditures	(104,802)	(55,123)
Other, net	2,348	13,672
Net cash used in investing activities	(169,650)	(116,281)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(78,092)	(55,350)
Proceeds from long-term debt	607,000	344,000
Repayments of long-term debt	(110,978)	(173,060)
Repurchases of common stock	(421,162)	(155,997)
Proceeds from stock issued under share-based compensation plans	28,283	7,848
Common stock repurchased - share-based compensation plans	(44,253)	(9,507)
Distributions to noncontrolling interests	—	(5,572)
Dividends paid	(58,279)	(1,571)
Net cash used in financing activities	(77,481)	(49,209)
Effect of exchange rate changes on cash	(67,655)	2,516
Increase in cash and cash equivalents	121,788	66,755
Cash and cash equivalents, beginning of the period	1,678,273	1,210,878
Cash and cash equivalents, end of the period	$1,800,061	$1,277,633

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,903,598	$(174,747)	$—	$—	$1,728,851

Operating income	$243,979	$2,899	$427,830	$—	$674,708

Net income attributable to Global Payments	$143,575	$2,899	$432,941	$(105,568)	$473,847

Diluted earnings per share attributable to Global Payments	$0.48				$1.58

Diluted weighted average shares outstanding	300,838				300,838

	Three Months Ended March 31, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$883,039	$(49,976)	$—	$—	$833,063

Operating income	$199,492	$4,407	$124,733	$—	$328,632

Net income attributable to Global Payments	$112,341	$4,407	$122,733	$(27,383)	$212,098

Diluted earnings per share attributable to Global Payments	$0.71				$1.34

Diluted weighted average shares outstanding	158,018				158,018

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2020 and March 31, 2019, includes $2.9 million and $4.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended March 31, 2020, earnings adjustments to operating income included $320.3 million in cost of service (COS) and $107.5 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include $314.8 million of amortization of acquired intangibles and $5.5 million of other items. Adjustments to SG&A include $27.8 million of share-based compensation expense, $71.6 million of acquisition and integration expenses and $8.1 million of other items.

Net income attributable to Global Payments also reflects the removal of a $6.7 million loss associated with the partial sale of an ownership position in a strategic partner.

For the three months ended March 31, 2019, earnings adjustments to operating income include $108.8 million in COS and $15.9 million in SG&A expenses. Adjustments to COS include $108.0 million of amortization of acquired intangibles and $0.8 million of acquisition and integration expenses. Adjustments to SG&A include $11.4 million of share-based compensation expense and $4.5 million of acquisition and integration expenses.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 2.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

		Three Months Ended March 31, 2020
		GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions		$1,215,269	$(113,925)	$—	$1,101,344
Issuer Solutions		503,762	(61,776)	—	441,986
Business and Consumer Solutions		203,946	—	—	203,946
Intersegment Eliminations		(19,379)	954	—	(18,425)
		$1,903,598	$(174,747)	$—	$1,728,851

Operating income:
Merchant Solutions		$304,153	$197	$196,075	$500,425
Issuer Solutions		59,304	2,702	112,672	174,678
Business and Consumer Solutions		31,112	—	21,374	52,486
Corporate		(150,590)	—	97,709	(52,881)
		$243,979	$2,899	$427,830	$674,708

	Three months ended March 31, 2019
	GAAP	TSYS(2)	Net Revenue Adjustments(1)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions	$877,783	$339,824	$(135,063)	$—	$1,082,544
Issuer Solutions	5,256	487,254	(53,780)	—	438,730
Business and Consumer Solutions	—	219,178	—	—	219,178
Intersegment Eliminations	—	(15,984)	646	—	(15,338)
	$883,039	$1,030,272	$(188,197)	$—	$1,725,114

Operating income:
Merchant Solutions	$238,129	$75,221	$4,407	$154,481	$472,238
Issuer Solutions	3,439	151,021	—	—	154,460
Business and Consumer Solutions	—	44,525	—	13,234	57,759
Corporate	(42,076)	(47,497)	—	26,399	(63,174)
	$199,492	$223,270	$4,407	$194,114	$621,283

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2020 and March 31, 2019, includes $2.9 million and $4.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
Represents TSYS financial information determined in accordance with GAAP applied by TSYS and presented in Global Payments new segment reporting structure, net of revenues between legacy Global Payments and TSYS considered intercompany revenue following the merger.

(3)
For the three months ended March 31, 2020, earnings adjustments to operating income included $320.3 million in cost of service (COS) and $107.5 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include $314.8 million of amortization of acquired intangibles and $5.5 million of other items. Adjustments to SG&A include $27.8 million of share-based compensation expense, $71.6 million of acquisition and integration expenses and $8.1 million of other items.

For the three months ended March 31, 2019, earnings adjustments to operating income include $163.8 million in COS and $30.3 million in SG&A expenses. Adjustments to COS include $163.0 million of amortization of acquired intangibles and $0.8 million of acquisition and integration expenses. Adjustments to SG&A include $22.1 million of share-based compensation expense and $8.2 million of acquisition and integration expenses.

See "Non-GAAP Financial Measures" discussion on Schedule 2.